STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 4, 1996, between Sid Instruments, Inc., a company registered under the laws of Delaware, U.S.A., (the "Seller) and ThermoQuest Corporation, a company registered under the laws of Delaware, U.S.A. (the "Buyer").

                 WHEREAS , the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer ,all of the issued and outstanding shares of capital stock of Fisons Instruments
       S.p.A., a  company   registered  under the  laws  of Italy  which,
       subject to the Italian court approval, has changed its corporate name into ThermoQuest Italia S.p.A. (the "Company") owned by the Seller, upon the terms and subject to the conditions set forth herein (the "Stock Purchase");

                 WHEREAS, the Company is engaged in the import, export and marketing of reagents instruments to be used for chemical analysis and other applications as more accurately described in article 5 of the Company by-laws (the "Business") and has already transferred its ARL and ELEMENTAL businesses to Unicam Italia S.p.A.;

                 NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

            As used in this Agreement, the following terms have the following respective meanings:

       "Closing" means the consummation of the Stock Purchase.

       " Shares" means all of the 366,671 shares of capital stock of the Company, par value Lit. 20,000 per share, representing all of the issued and outstanding share capital of the Company.

                                    ARTICLE 2
                                  SALE OF STOCK

       2.1  Stock Purchase.   On the  basis of  the representations  and
       warranties, covenants and agreements set forth herein, the Seller hereby sells to the Buyer, and the Buyer hereby purchases from the Seller, the Shares with all dividend and other economic rights attached thereto, if any, effective as from October 1,
       1996. The Buyer  will wire  transfer,   in immediately  available
       funds, to the account specified by the Seller the amount of $20,478,000 with respect to the Shares (the "Purchase Price"). As soon as possible upon payment of the Purchase Price, the
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       Seller  will   cause   (a)   its   respective   duly   authorised
       representative to (i) endorse the Shares to the Buyer according to the formalities provided by Italian Law; and (ii) deliver such duly endorsed Shares to the Buyer or its representatives; and (b)
       a  director  of  the  Company  to  make  an   annotation  in  the
       shareholders book of the Company of the Buyer as the new shareholder of the Company.

       2.2. Price Adjustment . The Buyer and Seller acknowledge and agree that the Purchase Price represents the sum of (i) the net tangible assets of the Company (assumed to be $7,095,000 ) as of the date of the Seller's acquisition of the Shares as part of the acquisition on March 29, 1996 by the Thermo Instrument Systems Inc. ("THI") and its subsidiaries of certain businesses of Fisons plc (the "Fisons Businesses") pursuant to the Amended and Restated Asset and Stock Purchase Agreement dated as of March 29, 1996 among the THI, Thermo Electron Corporation and Fisons plc (the "Restated Agreement"), plus (ii) a percentage of the total goodwill associated with THI's acquisition of the Fisons Businesses equal to the sales of the Carlo Erba chromatography business of the Company for the 1994 and 1995 fiscal years relative to the total sales of the Fisons Businesses for such years (the "CE Percentage"), plus (iii) the CE Percentage of the total costs incurred by THI in acquiring the Fisons Businesses and in restructuring the sales and service organization of the
       Fisons Businesses  (the  "Restructuring  Costs") .   The parties
       acknowledge that the purchase price paid by the THI for the Fisons Businesses is subject to a post-closing adjustment based on the difference between the value of the net tangible assets of the Fisons Businesses as shown on the closing balance sheet dated as of March 29, 1996 (the "Closing Balance Sheet") and the target net tangible asset value provided for in the Restated Agreement. In the event of such adjustment, the Purchase Price shall be recalculated in accordance with the third sentence of this paragraph to account for (A) any adjustment in the net tangible assets (other than cash) of the Company as shown on the Closing
       Balance Sheet  from $7,095,000, and       (B)  any adjustment  in
       total goodwill associated with THI's acquisition of the Fisons Businesses. In addition, the purchase price shall be subject to recalculation in accordance with the third sentence of this paragraph in the event that the Restructuring Costs incurred are less than $1,686,000. If any recalculation made pursuant to this paragraph results in an increase in the Purchase Price, the Buyer shall pay the amount of such increase to the Seller, and if any such recalculation results in a decrease in the Purchase Price, the Seller shall pay the amount of such decrease to the Buyer. Any payment made pursuant to the preceding sentence shall be made within ten days after the Closing Balance Sheet has become final (in the case of an adjustment related to the Closing Balance Sheet) and no later than March 29, 1997 (in the case of an adjustment related to the Restructuring Costs) and shall also be accompanied by interest from the date hereof calculated as provided in Section 4.1 of the Restated Agreement which is known to the parties.
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                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

       The Seller makes the following representations and warranties and acknowledges that the Buyer is relying upon such representations and warranties in connection with the purchase by it of the Shares.
       3.1  Due  Incorporation.   The   Seller   and  the   Company  are
       corporations duly constituted, validly existing and in good standing under the laws of their respective jurisdictions of organization.

       3.2 Approval of Transactions . The Seller has obtained all necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

       3.3 No conflict. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfilment of or compliance with the terms and provisions hereof will (1) conflict with the Certificate of Incorporation or By-laws of the Seller or the Company, (2) violate any current provisions of law, administrative regulation, or court decree applicable to the Seller or the Company or (3) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any material agreement or instrument to which the Seller or the Company is a party or by which either of them is bound.

       3.4  Authorized Capital .   The  Company  has  an authorized  and
       issued capital stock of   Lit. 7,333,420,000  and all the  Shares
       have been duly and validly issued and are fully paid.

       3.5 Title to Shares. The Shares are owned by the Seller with a good and valid title thereto and are free and clear of any liens, options, charges and encumbrances of any kind.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

       The Buyer makes the following representations and warranties and acknowledges that the Seller is relying upon such representations and warranties in connection with the sale by it of the Shares.

       4.1  Due Incorporation.  The  Buyer   is   a   corporation   duly
       incorporated, validly existing and in good standing under the laws of Delaware, U.S.A.

       4.2  Approval of  Transactions .   The Buyer  has  obtained  all
       necessary corporate authorizations and approvals, and has taken all actions required for the execution and delivery of this Agreement and the consummation of the transactions contemplated
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       hereby.

       4.3 No Conflict . Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will (1) conflict with the Certificate of Incorporation or By-laws of the Buyer, (2) violate any current provisions of law, administrative regulation, or court decree applicable to the Buyer or (3) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute default under any material agreement or instrument to which the Buyer is a party or by which it is bound.

                                    ARTICLE 5
                                 INDEMNIFICATION

       5.1 Indemnification by the Seller . The Seller agrees to indemnify and hold harmless the Buyer from any and all damages, losses liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by the Buyer as a result of (i) the inaccuracy of any representation or warranty contained in Section 3 hereof; (ii) the breach by the Seller of any provision hereof; or (iii) any third party claim arising due to the act of omissions of the Seller or the Company from March 29, 1996 and prior to the date hereof.

       5.2 Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller from any and all damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by the Seller as a result of (i) the inaccuracy of any representation or warranty contained in Section 4 hereof, or (ii) the breach of the Buyer of any provision hereof.

       5.3  Notice of  Claim.        Whenever  any  claim  shall  arise
       indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known the facts constituting the basis for such claim. In the event of any such
       claim  for  indemnification  hereunder   resulting  from  or   in
       connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior consent of the Indemnifying Party, unless suit shall have been instituted against the Indemnified Party and Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 6.4 of this Agreement.
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       5.4  Defense of the claim .  In connection  with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon notice to the Indemnified Party, assume the defense of any such claim or legal proceeding to the extent permitted by applicable law, if it acknowledges to the Indemnified Party its obligations to indemnify the Indemnified Party with respect to
       all elements  of such  claim.   The  Indemnified  Party shall  be
       entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date the Indemnifying Party is notified of such claim pursuant to paragragh 5.3 hereof, (i) the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as are appropriate in the Indemnified Party's reasonable judgemen , and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                                    ARTICLE 6
                                  MISCELLANEOUS

       6.1 Amendment-Modification-Waiver. No amendment, modification, or waiver of this Agreement will be binding or effective for any purpose unless it is made in writing signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

       6.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each party and delivered to the other party.

       6.3  Governing  Law,  Jurisdiction.       This  Agreement
       governed by and construed in accordance with the laws of Italy without reference to the choice of law principles thereof. The Court of Milan shall have exclusive jurisdiction over any dispute which may arise from this Agreement.

       6.4  Notices.          Every  notice or  other  communication
       contemplated, or permitted by this Agreement by any party shall be in writing and shall be delivered either by personal delivery, telegram, facsimile, private courier service, or by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom intended at the following address:

                 (a)  If to the Seller, to:

                      SID INSTRUMENTS INC.
                      81 Wyman Street
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                      Waltham, MA
                      01921 U.S.A.
                      Attention:   General Counsel
                      Telephone: 001 617 622 1000
                      Fax: 001 622 1283

            (b)  If to Buyer, to:

                      THERMOQUEST CORPORATION
                      81 Wyman Street
                      Waltham, MA
                      01921 U.S.A.
                      Attention:   General Counsel
                      Telephone: 001 617 622 1000
                      Fax: 001 622 1283

       or at such other address as the intended recipient shall from time to time designate by written notice delivered in accordance herewith. Notice by courier or certified or registered mail shall be effective on the date it is sent. All notices and communications required, contemplated, or permitted by this Agreement to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery. Any notice transmitted by telegram or facsimile shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date said notice is delivered to the telegram company or facsimile operator for transmission.

       6.5   Assignment   .   No  party  hereto may  assign  its rights
       delegate its obligations under this Agreement without the written consent of the other party thereto.

       6.6 Burden and Benefit. This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

       6.7 Interpretation. Article and Section headings contained in this Agreement are inserted for convenience of reference only and
       are  not  a  part  of,  and  will  not  affect   the  meaning  or
       interpretation of,  this Agreement.    The references  herein  to
       Articles and Sections, unless otherwise indicated, refer to Articles and Sections of this Agreement.
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            IN WITNESS WHEREOF,  this Agreement has been signed by  or on behalf of each of the parties as of the day first above written.


       SELLER                             BUYER

       SID INSTRUMENTS, INC.              THERMOQUEST CORPORATION



       By:   Earl R. Lewis                 By:   Richard W.K. Chapman
          ------------------                 ------------------------
       Name: Earl R. Lewis                Name:  Richard W.K. Chapman
       Title: President                   Title: President